Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, made effective July 21, 2014 (the “Effective Date”), by and between OXiGENE, Inc., a Delaware corporation (“OXiGENE”), having a principal place of business at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080 and Tekgenics, Inc. (“Consultant”), having an address of 3901 Point Rd. Mobile AL 36619 (OXiGENE and Consultant may be referred to individually as a “Party” or collectively as the “Parties.”)

WHEREAS, OXiGENE is engaged in the design and development of vascular targeting drugs aimed at the shut down of blood flow to cancerous tumors and various ocular diseases;

WHEREAS, OXiGENE desires to retain Consultant to provide certain consulting services for OXiGENE as indicated herein; and

WHEREAS, Consultant desires to provide such services to OXiGENE, in accordance with the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Services. Based upon Consultant’s skills and experience, and subject to the terms and conditions herein, Consultant will provide to OXiGENE consulting services as requested by OXiGENE and as described in Exhibit A, which is attached hereto and incorporated herein by reference (the “Services”). Consultant agrees to use best efforts in its performance of the Services during the Term and shall diligently perform the Services in accordance with accepted industry practices, applicable laws and regulations, and the highest professional standards.

2. Consideration. OXiGENE agrees to pay Consultant up to a budget cap specified in Exhibit A for Services actually performed in accordance with this Agreement and Exhibit A at OXiGENE’s request and invoiced. Total charges for all professional service fees, including reasonable travel and necessary out of pocket expenses incurred by Consultant with the advance approval of OXiGENE will not exceed the budget cap specified in Exhibit A. In no event will Consultant perform work requiring expenditures in excess of the budget without prior written approval from OXiGENE. Notwithstanding anything in this Agreement or the Exhibits to the contrary, the aggregate annual compensation payable to Consultant under this Agreement and all Exhibits hereto, exclusive of travel, living and out of pocket expenses actually incurred by Consultant, cannot and will not exceed the sum of one hundred twenty thousand dollars ($120,000) per calendar year.

3. Confidentiality. In connection with the Agreement, the following provisions with respect to confidentiality and non-disclosure will apply:

3.1 From time to time hereafter, OXiGENE may make available or otherwise disclose to Consultant information which is non-public, confidential and proprietary to OXiGENE and which by nature is material to the trading or market value of OXiGENE’s stock and other securities, including, without limitation, information related to OXiGENE’s business and drugs and compounds developed or under development by OXiGENE (collectively, “Confidential Information”). Confidential Information includes not only written information, or copies, abstracts or summaries thereof or references thereto in any other document, but also information transferred verbally or by other means.

3.2 Consultant will keep secret and confidential, will not disclose, discuss, reproduce, distribute, or otherwise release any Confidential Information to any third party without the prior written consent of OXiGENE and will not purchase, sell, or enter into any other transaction involving any OXiGENE securities in violation of applicable federal and state securities laws. Consultant agrees to take reasonable precautions to protect the confidential and proprietary nature of all Confidential Information and to prevent its disclosure to third parties. Consultant agrees not to make any public announcements with respect to OXiGENE or its business. Consultant further agrees to use the Confidential Information only in connection with Consultant’s performance of the Services.

3.3 Consultant agrees and acknowledges that (i) all Confidential Information remains the exclusive property of OXiGENE; and (ii) OXiGENE reserves all rights with respect to all information relating to OXiGENE’s products, including, but not limited to, the right to apply for patents. Consultant shall assure that upon termination of this Agreement or completion of the Services set forth in Exhibit A, all Confidential Information furnished to Consultant shall be returned to OXIGENE promptly at its request, except that Consultant may retain one copy for the sole purpose of ensuring compliance with this Agreement. Notwithstanding the forgoing, Consultant shall not be required to remove or destroy any Confidential Information that are contained on backup media as a result of systematic backups of Consultant’s computer system, provided that Consultant shall not access such backup media for the purpose of recovering the Confidential Information.

3.4 OXiGENE is disclosing the Confidential Information to Consultant under the confidentiality agreement exclusion in Rule 100(b)(2)(ii) of Regulation FD (Fair Disclosure), adopted by the Securities and Exchange Commission. Trading OXiGENE securities while in possession of Confidential Information or providing others with Confidential Information that they then use to trade OXiGENE securities may subject Consultant and others who receive Confidential Information to liability for insider trading.

3.5 Consultant agrees that the provision of this Section 3 are fair and reasonable, that money damages would not be sufficient remedy for any breach by the Consultant of this Section 3 and that, in addition to all other remedies, OXiGENE shall be entitled to specific performance and injunctive or other equitable relief for such breach.

4. Term.

4.1 This Agreement shall commence on the Effective Date and shall continue until December 31, 2015, or such later time as the Services described in Exhibit A have been completed, unless either Party terminates this Agreement earlier in accordance with Section 4.2.

4.2 Either Party may terminate this Agreement at any time upon (7) days’ prior written notice, provided, however, that either Party may terminate this Agreement immediately in the event the other Party’s material breach.

5. Independent Contractor.

5.1 The Parties acknowledge and agree that Consultant (i) offers professional services to the general public; (ii) currently provides and/or is otherwise free to provide professional services to other clients (to the extent not in conflict with the terms of this Agreement); and (iii) is subject to the control and direction of OXiGENE only as to the end result of the Services, and is otherwise free to perform the Services in a time, place and manner consistent with Consultant’s professional judgment. Accordingly, the Parties acknowledge and agree that Consultant’s affiliation with OXiGENE is that of an independent contractor and as such, Consultant will not be considered for any purpose to be an agent, partner or joint venturer of OXiGENE. Neither OXiGENE nor Consultant will have any obligation, responsibility or authority to act on behalf of or in the name of the other, or to bind the other in any manner whatsoever. As an independent contractor, Consultant shall be solely responsible for all applicable taxes arising from payments received from OXiGENE, including, but not limited to, social security, self-employment taxes and disability insurance.

6. Ownership of Intellectual Property.

6.1 OXiGENE owns all work prepared or created under this Agreement, including all intellectual property rights in such work (the “OXiGENE Work”). Consultant agrees to maintain and furnish to OXiGENE complete and current records of all inventions or discoveries made under this Agreement, including without limitation the OXiGENE Work and disclose to OXiGENE in writing any such inventions. Consultant agrees to assign to OXiGENE ownership of the OXiGENE Work, including intellectual property rights therein. OXiGENE will bear the expense of such proceedings; provided that, any patent or other legal right so issued to Consultant shall be assigned by Consultant to OXiGENE without charge by Consultant. Consultant shall provide to OXiGENE, in writing, a full, signed statement of all inventions in which it participated during the course of the consulting arrangement. Consultant further agrees to use best efforts in the course of performing the Services to prevent any violation or infringement of any right, patent, copyright, trademark or right of privacy, or any act that would constitute libel or slander against or violate any other rights of any person, firm or corporation.

6.2 At any time during or after the Term, Consultant agrees that it will fully cooperate with OXiGENE, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect OXiGENE’s rights in and to any OXiGENE Work, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, provided that OXiGENE will bear the expense of such proceedings. Consultant hereby designates OXiGENE as its agent, and grants to OXiGENE a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments from Consultant to OXiGENE.

7. No Conflicts. Consultant represents that Consultant has not entered into any other contract or other arrangement that would impair OXiGENE’s rights or Consultant ability to perform its obligations under this Agreement, and the performance of Consultant duties as a consultant to OXiGENE pursuant to the terms of this Agreement will not breach any agreement by which Consultant is bound, including any agreement limiting the use or disclosure of proprietary information acquired in confidence prior to an engagement by OXiGENE. OXiGENE acknowledges that Consultant provides similar services to other organizations that may be competitive with OXiGENE. During the Term, Consultant will not, without first advising OXIGENE in writing, enter into any other agreement, arrangement, understanding or other relationship pursuant to which it would be obligated to render advice and services to a commercial entity in OXiGENE’s “Field of Interest”. The term “Field of Interest” with respect to OXIGENE currently means the field of vascular disrupting agents. OXIGENE may modify the definition of Field of Interest by written notice to Consultant based on activities in which OXIGENE is then engaged or in which OXIGENE then proposes to be engaged.

8. Certification of Non-Debarment. Consultant the event that during the Term of this Agreement, Consultant becomes debarred or receives notice of an action or threat of an action with respect to its debarment, Consultant shall notify OXiGENE immediately. Consultant hereby certifies that it has not and will not use in any capacity the services of any individual, corporation, partnership or association that has been debarred. In the event that Consultant becomes aware of the actual or threatened debarment of any person or entity providing services hereunder, which directly or indirectly relate to services provided under this Agreement, Consultant shall notify OXiGENE immediately.

9. Notice. All notices and other communication hereunder shall be in writing and delivered by hand, nationally recognized express courier, or by first class registered or certified mail, return receipt requested, postage pre-paid, addressed as follows:

If to OXiGENE:	If to the Consultant:

OXiGENE, Inc.	Tekgenics, Inc.
701 Gateway Boulevard	3901 Point Rd.
South San Francisco, CA 94080	Mobile AL 36619
Attn: Chief Executive Officer	Attn: William D. Schwieterman, M.D.

10. Non-Assignability. This Agreement is personal in nature and may not be assigned by Consultant. This Agreement shall be binding upon, and inure to the benefit of, OXiGENE and its successors and assigns.

11. Miscellaneous.

11.1 Survival. The following provisions shall survive the termination or expiration of this Agreement: Articles 2, 3, 5, 6, 9, 10 and 11.

11.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces any prior agreement or understanding, whether written or oral. This Agreement may not be amended, modified or supplemented, except by an instrument in writing executed by OXiGENE and Consultant.

11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles thereof respecting conflicts of law.

11.4. Section Headings. The section headings on this Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Agreement.

11.5. Counterparts. The Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement. The Agreement shall become a binding agreement when one or more counterparts shall have been signed by each of the Parties whose signature is provided for below.

11.6. Severability. If any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the balance of the provisions of this Agreement shall remain in effect and be enforced so as to give effect as nearly as possible to the intentions of the Parties hereto.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first written above.

OXiGENE, Inc.

By:	/s/ David J. Chaplin, Ph.D.

Name:	David J. Chaplin, Ph.D.
Title:	Chief Executive Officer

CONSULTANT

By:	/s/ William D. Schwieterman, M.D.

Name:	William D. Schwieterman, M.D.
Title:	President

Exhibit A

1. Services. Consultant agrees to provide the following consulting services upon OXiGENE’s request:

•	regulatory development advice; and

•	Such other services as OXiGENE may request in writing (including email) from time to time.

2. Compensation.

2.1 As full compensation for Services provided on a time and materials basis, OXiGENE will pay to Consultant four hundred dollars ($400) per hour. Consultant shall document and record all time spent in the performance of the Services to the reasonable satisfaction of OXiGENE.

2.2 The amount of remuneration authorized under this Exhibit A shall be up to but not more than the amount set forth in OXiGENE purchase order number 1657, as may be amended from time to time by OXiGENE in its sole discretion; provided, however, that the aggregate annual compensation payable to Consultant under this Agreement and all Exhibits hereto, exclusive of travel, living and out of pocket expenses actually incurred by Consultant, cannot and will not exceed the sum of one hundred twenty thousand dollars ($120,000) per calendar year.

2.3 The Parties agree that Services performed and travel and out-of-pocket expenses incurred by Consultant beyond the amount authorized herein shall not be subject to compensation without the prior written consent of OXiGENE.

3. Term.

3.1 This Exhibit A shall commence on the Effective Date of the Agreement and shall continue through the later of December 31, 2015, or such later time as the Services described in Exhibit A have been completed, unless either Party terminates this Amendment earlier in accordance with Section 3.2.

3.2 Either Party may terminate this Exhibit A at any time upon seven (7) days’ advance notice, provided, however, that either Party may terminate this Agreement immediately in the event of the other Party’s material breach.

4. Invoices. Consultant will provide to OXiGENE invoices for Services rendered as requested hereunder. Payment of invoices submitted with the required detail, delineated herein, will be made within thirty (30) days of OXiGENE’s receipt of such invoice. Should any part of the invoice be in dispute, OXiGENE shall pay the remainder of the undisputed amount according to the terms and conditions described herein while said dispute is being resolved.

All invoices must be issued to: “OXiGENE, Inc., Attn: Accounts Payable, 701 Gateway Blvd., South San Francisco, CA 94080” and forwarded via e-mail to ap@oxigene.com for payment.

To avoid any delay in payment, all invoices should clearly contain the detail required by OXiGENE, including:

Consultant’s name & full mailing address

Whom to make the check payable to and their Tax ID # if applicable

Invoice date

Total amount due & payment currency

Description of services rendered/project and/or study number and/or period ending

Invoices that do not contain the required detail will be rejected and must be resubmitted in order to be processed and paid.

IN WITNESS WHEREOF, the Parties hereto have caused this Exhibit A to be executed and made effective by their duly authorized representatives.

OXiGENE, INC.		CONSULTANT

By	/s/ David J. Chaplin, Ph.D.	By	/s/ William D. Schwieterman, M.D.

Name:	David J. Chaplin, Ph.D.	Name:	William D. Schwieterman, M.D.

Title:	Chief Executive Officer	Title:	President

Date	14th August 2014	Date:	August 14th, 2014

EIN: 35-2172996